Exhibit 10.2

AMENDMENT

Dated as of May 8, 2013

To the Lenders party to the Credit Agreement
and the Administrative Agent referred to below

Ladies and Gentlemen:

Reference is made to (i) the Credit Agreement, dated as of June 17, 2011 and as amended as of October 3, 2011 and May 8, 2012 (the “Credit Agreement”), among FirstEnergy Solutions Corp. and Allegheny Energy Supply Company, LLC, as the Borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders thereunder, the fronting banks party thereto, the swing line lenders party thereto and the Lenders party thereto, and (ii) the Borrowers’ request, dated March 25, 2013, for a one-year extension of the Termination Date to May 8, 2018 (the “Extension Request”). This amendment and extension of the Credit Agreement is hereinafter referred to as this “Amendment”, and the Credit Agreement, as amended by this Amendment, is referred to as the “Amended Credit Agreement”. Capitalized terms used herein and not otherwise defined herein have the meanings given such terms in the Credit Agreement.
Section 1. Credit Agreement Amendment. The parties agree that, subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement is amended as follows:
(a)The defined term “Alternate Base Rate” set forth in Section 1.01 is amended and restated in its entirety to read as follows:
“‘Alternate Base Rate’ means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the highest of (i) the rate of interest per annum announced publicly by JPMCB in New York, New York, from time to time, as its “prime rate”, (ii) the sum of 1/2 of 1% per annum plus the Federal Funds Rate in effect from time to time and (iii) the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/32 of 1%) appearing on the Service (as defined in the definition of Eurodollar Rate) equal to the one-month London interbank offered rate for deposits in Dollars as determined at approximately 11:00 a.m. (London time) on such day (or if such day is not a Business Day, on the next preceding Business Day), plus 1%; provided, however, if more than one rate is specified on the Service (as defined in the definition of Eurodollar Rate), the applicable rate shall be the arithmetic mean of all such rates plus 1%.”
(b)The term “Disclosure Documents” set forth in Section 1.01 is amended and restated in its entirety to read as follows:

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“‘Disclosure Documents’ means (i) FE’s Annual Report on Form 10-K for the year ended December 31, 2012, Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and Current Reports on Form 8-K filed in 2013 prior to the Amendment Date (as defined below) and (ii) with respect to any Borrower that is required to file reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, such Borrower’s Annual Report on Form 10-K for the year ended December 31, 2012, Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and Current Reports on Form 8-K filed in 2013 prior to the Amendment Date and (iii) with respect to any Borrower that is not required to file reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, (A) such Borrower’s consolidated balance sheets as of December 31, 2012, and the related consolidated statements of income, retained earnings and cash flows for the fiscal year then ended, certified by PricewaterhouseCoopers LLP, with, in each case, any accompanying notes, all prepared in accordance with GAAP and (B) the matters described in the portion of Schedule VI hereto applicable to such Borrower as indicated thereon.”
(c)The defined term “Eurodollar Rate” set forth in Section 1.01 is amended and restated in its entirety to read as follows:
“‘Eurodollar Rate’ means, for the Interest Period for any Eurodollar Rate Advance made in connection with any Borrowing, the rate of interest per annum (rounded upward to the nearest 1/32 of 1%) as calculated by the British Bankers’ Association (or any other person which takes over the administration of that rate) and obtained through a nationally recognized service such as the Dow Jones Market Service (Telerate) or Reuters (the “Service”) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period. If, for any reason, such rate is not available, the term “Eurodollar Rate” for such Interest Period shall mean an interest rate per annum equal to the average rate per annum (rounded upward to the nearest 1/32 of 1%) at which deposits in Dollars are offered by the Reference Banks to prime banks in the London interbank eurodollar market at 11:00 a.m. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Reference Banks’ respective Percentages of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period.”
(d)The term “Fee Letters” set forth in Section 1.01 is amended and restated in its entirety to read as follows:
“‘Fee Letters’ means (i) the letter agreement, dated as of April 27, 2011, among the Borrowers and JPMCB, (ii) the letter agreement, dated as of April 27, 2011, among the Borrowers, JPMCB, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bank of America, N.A., Barclays Bank PLC, The Royal Bank of Scotland plc and RBS Securities Inc., (iii) the letter agreement, dated as of May 2, 2011, among the Borrowers, Citigroup Global Markets Inc., KeyBank National Association, The Bank of Nova Scotia, Union Bank, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd., Wells Fargo Bank, National Association and Wells Fargo Securities, LLC, and (iv) the letter agreement, dated as of April 10, 2012, among the Borrowers, FE, certain Affiliates of FE, RBS, J.P.

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Morgan Securities LLC, JPMorgan Chase Bank, N.A. and RBS Securities Inc., and (v) the letter agreement, dated as of May 8, 2013, among the Borrowers, FE, certain Affiliates of FE, J.P. Morgan Securities LLC, JPMorgan Chase Bank, N.A., RBS and RBS Securities Inc. (the “2013 Amendment Fee Letter”), in each case, as amended, modified or supplemented from time to time.”
(e)The term “FGC” set forth in Section 1.01 is amended and restated in its entirety to read as follows:
“‘FGC’ means FirstEnergy Generation, LLC, an Ohio limited liability company formerly known as FirstEnergy Generation Corp.”
(f)The term “NGC” set forth in Section 1.01 is amended and restated in its entirety to read as follows:
“‘NGC’ means FirstEnergy Nuclear Generation, LLC, an Ohio limited liability company formerly known as FirstEnergy Nuclear Generation Corp.”
(g)Section 4.01(g) is amended and restated in its entirety to read as follows:
“Financial Statements; Material Adverse Change. The consolidated balance sheets of such Borrower and its Subsidiaries, as at December 31, 2012, and the related consolidated statements of income, retained earnings and cash flows of such Borrower and its Subsidiaries, certified by PricewaterhouseCoopers LLP, independent public accountants, and, if such Borrower is required to file reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, the unaudited consolidated balance sheet of such Borrower and its Subsidiaries, as at March 31, 2013, and the related consolidated statements of income, retained earnings and cash flows of such Borrower and its Subsidiaries, for the three months then ended, copies of which have been furnished to each Lender, each Swing Line Lender and each Fronting Bank, in all cases as amended and restated to the date hereof, present fairly in all material respects the consolidated financial position of such Borrower and its Subsidiaries as at the indicated dates and the consolidated results of the operations of such Borrower and its Subsidiaries for the periods ended on the indicated dates, all in accordance with GAAP consistently applied (in the case of such statements that are unaudited, subject to year-end adjustments and the exclusion of detailed footnotes). Except as disclosed in such Borrower’s Disclosure Documents, there has been no change, event or occurrence since December 31, 2012 that has had a Material Adverse Effect with respect to such Borrower.”
(h)Section 5.03(a) is amended and restated in its entirety to read as follows:
“Sales, Etc. (i) Sell, lease, transfer or otherwise dispose of any shares of common stock of any Significant Subsidiary of such Borrower, whether now owned or hereafter acquired by such Borrower, or permit any Significant Subsidiary of such Borrower to do so, or (ii) sell, lease, transfer or otherwise dispose of (whether in one transaction or a series of transactions) or permit any of its Subsidiaries to sell, lease, transfer or dispose of (whether in one transaction or a series of transactions) assets located in The United States of America

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(other than any assets that are purported to be conveyed in connection with a Permitted Securitization but including assets purported to be conveyed pursuant to any sale leaseback transaction) having an aggregate book value (determined as of the date of such transaction for all such transactions since the date hereof) that is greater than 20% of the book value of all of the consolidated fixed assets of such Borrower, as reported on the most recent consolidated balance sheet of such Borrower prior to the date of such sale, lease transfer or disposition to any entity other than such Borrower or any of its wholly owned direct or indirect Subsidiaries; provided, however, that this provision shall not in any way restrict, and shall not apply to, (A) the disposition of any Borrower’s direct or indirect interests in (1) the approximately 700 megawatt Fremont Energy Center in Fremont, Ohio, (2) the 42 megawatt Richland Peaking Facility in Defiance, Ohio, or (3) the 18 megawatt Stryker Peaking Facility in Springfield, Ohio, (B) the sale, lease, transfer or other disposition of a Borrower’s assets to the other Borrower, a Subsidiary of the other Borrower or a newly-formed Person to which all or substantially all of the assets and liabilities of both Borrowers or their Subsidiaries are being transferred, in each case, pursuant to a transaction permitted under subsection (c) below, or (C) the disposition of any Borrower’s direct or indirect interests in certain assets as described on Schedule VII hereto. In addition, Attributable Securitization Obligations of the Borrowers and their respective Subsidiaries shall not at any time exceed in the aggregate $500,000,000.”
(i)A new Schedule VII to the Credit Agreement is added by inserting Schedule VII hereto immediately after Schedule VI to the Credit Agreement.
Section 2. Extension of the Termination Date. In connection with the Extension Request and subject to the satisfaction of the conditions precedent set forth in Section 3 below:
(a)Each undersigned Lender agrees to extend the Termination Date applicable to such Lender’s Commitment for one year to May 8, 2018, such extension (the “Extension”) to be effective on the Amendment Date.
(b)Each Additional Commitment Lender party hereto extends to the Borrowers, on the Amendment Date, such Additional Commitment Lender’s Commitment in the amount designated for such Additional Commitment Lender as set forth on Schedule I hereto, such Commitment being made on a several, and not joint and several, basis and subject to the terms and conditions set forth in the Amended Credit Agreement. Each Additional Commitment Lender agrees that, upon the Amendment Date, such Additional Commitment Lender will be a Lender for all purposes of the Amended Credit Agreement and the other Loan Documents (as defined in the Amended Credit Agreement), and such Additional Commitment Lender will promptly perform in accordance with the terms thereof all obligations and requirements which are required to be performed by a Lender under the Amended Credit Agreement and the other Loan Documents (as defined in the Amended Credit Agreement). Each Additional Commitment Lender represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Amended Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 8.08(b)(iii), (v) and (vi) of the Amended Credit Agreement (subject to such consents, if any, as may be required under Section 8.08(b)(iii) of the Amended Credit Agreement), (iii) from and after the

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Amendment Date, it shall be bound by the provisions of the Amended Credit Agreement as a Lender thereunder and shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by its Commitment and either it, or the Person exercising discretion in making its decision to acquire such Commitment, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement and this Amendment, and has received or has been accorded the opportunity to receive copies of the financial statements referred to in Section 4.01(g) of the Amended Credit Agreement and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment and to extend its Commitment, and (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and to extend its Commitment to the Borrowers pursuant to the terms of this Amendment and the Amended Credit Agreement. Each Additional Commitment Lender agrees that it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents (as defined in the Amended Credit Agreement). Each Additional Commitment Lender has submitted to the Administrative Agent an Administrative Questionnaire duly completed by such Additional Commitment Lender to be used and relied upon by the Administrative Agent for all purposes of the Amended Credit Agreement.
(c)The Borrowers, the Administrative Agent, the Fronting Banks, the Swing Line Lenders and each Lender party hereto (including each Additional Commitment Lender) agree that on the Amendment Date, Schedule I to the Credit Agreement is amended and restated in its entirety by Schedule I hereto.
(d)Simultaneously with the effectiveness of the Extension as provided herein, the Commitments of each of the Lenders and the participations of the Lenders in outstanding Letters of Credit and outstanding Swing Line Advances shall be reallocated among the Lenders in accordance with their respective Percentages (determined in accordance with the amount of each Lender’s Commitment set forth on Schedule I hereto). In order to effect the reallocation of any outstanding Pro-Rata Advances, upon the effectiveness of the Extension, the Borrowers shall prepay the outstanding Pro-Rata Advances (if any) in full, and the Lenders shall simultaneously make new Pro-Rata Advances hereunder in an amount equal to such prepayment, so that, after giving effect thereto, the Pro-Rata Advances are held ratably by the Lenders in accordance with their respective Commitments (after giving effect to the Extension). Prepayments made under this paragraph (d) shall not be subject to the notice requirements of Section 2.12 but shall be subject to the requirements of Section 8.05(b).
Section 3. Conditions to Effectiveness of this Amendment. This Amendment shall be effective as of the date hereof when and if (such date being the “Amendment Date”) the following conditions are satisfied:
(a)The Administrative Agent shall have received the following, each dated as of the Amendment Date (except for the financial statements referred to in clause (v) below), in form and substance satisfactory to the Administrative Agent and with one copy for each Swing Line Lender, each Fronting Bank and each Lender:

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(i)    Counterparts of this Amendment, duly executed by each of the Borrowers, the Swing Line Lenders, the Fronting Banks, Lenders constituting Majority Lenders and each Additional Commitment Lender;
(ii)    Certified copies of the resolutions of the Board of Directors of each Borrower approving this Amendment (including the Extension), the Amended Credit Agreement, and the other Loan Documents (as defined in the Amended Credit Agreement) being executed and delivered in connection with this Amendment to which it is, or is to be, a party and of all documents evidencing any other necessary corporate action with respect to this Amendment (including the Extension), the Amended Credit Agreement, and such Loan Documents (as defined in the Amended Credit Agreement);
(iii)    A certificate of the Secretary or an Assistant Secretary of each Borrower certifying (A) the names and true signatures of the officers of such Borrower authorized to sign this Amendment and each other Loan Document (as defined in the Amended Credit Agreement) being executed and delivered in connection with this Amendment to which such Borrower is, or is to become, a party and the other documents to be delivered hereunder; (B) that attached thereto are true and correct copies of the Organizational Documents of such Borrower, in each case as in effect on such date, and (C) that attached thereto are true and correct copies of all governmental and regulatory authorizations and approvals (including such Borrower’s Approval) required for the due execution, delivery and performance by such Borrower of this Amendment, the Amended Credit Agreement, and each other Loan Document (as defined in the Amended Credit Agreement) being executed and delivered in connection with this Amendment to which such Borrower is, or is to become, a party;
(iv)     A certificate of an Authorized Officer of each Borrower stating that both before and after giving effect to this Amendment (including the Extension) (A) no event has occurred and is continuing that constitutes an Event of Default or an Unmatured Default and (B) all representations and warranties made by such Borrower in the Amended Credit Agreement are true and correct in all material respects, except for those made specifically as of another date, in which case such representations and warranties shall be true as of such other date;
(v)     Copies of all the Disclosure Documents (it being agreed that those Disclosure Documents publicly available on the SEC’s EDGAR Database or on FE’s website no later than the Business Day immediately preceding the Amendment Date will be deemed to have been delivered under this clause (v));
(vi)    An opinion of Gina K. Gunning, Esq., Associate General Counsel of FE and counsel for the Borrowers, substantially in the form of Exhibit A hereto;
(vii)    An opinion of Akin Gump Strauss Hauer & Feld LLP, special counsel for the Borrowers, substantially in the form of Exhibit B hereto;
(viii)    A favorable opinion of King & Spalding LLP, special New York counsel for the Administrative Agent, substantially in the form of Exhibit C hereto; and

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(ix)    Such other certifications, opinions, financial or other information, approvals and documents as the Administrative Agent, any Fronting Bank, any Swing Line Lender or any other Lender may reasonably request, all in form and substance satisfactory to the Administrative Agent, such Fronting Bank, such Swing Line Lender or such other Lender (as the case may be).
(b)The Borrowers shall have paid all of the fees payable in accordance with the 2013 Amendment Fee Letter.
(c)The Administrative Agent shall have received a copy of a letter agreement, dated as of May 8, 2013, among the Borrowers, the Administrative Agent and any “Lender” (as defined in the Credit Agreement) party to the Credit Agreement that will not be a Lender under the Amended Credit Agreement, evidencing the termination of the “Commitment” (as defined in the Credit Agreement) of such “Lender”.
(d)Each of the representations and warranties in Section 4 of this Amendment shall be true and correct.
Section 4. Representations and Warranties. Each Borrower represents and warrants that (i) the representations and warranties of such Borrower contained in Section 4.01 of the Amended Credit Agreement (with each reference therein to “this Agreement”, “hereunder” and words of like import referring to the Credit Agreement being deemed to be a reference to the Amended Credit Agreement and each reference therein to “Loan Document” and words of like import being deemed to be a reference that includes this Amendment, the Amended Credit Agreement and the 2013 Amendment Fee Letter) are true and correct on and as of the Amendment Date as though made on and as of the Amendment Date (other than, as to any such representation or warranty that by its terms refers to a specific date other than the Amendment Date, in which case, such representation and warranty shall be true and correct as of such specific date); and (ii) no event has occurred and is continuing, or would result from the execution, delivery or performance by such Borrower of this Amendment or the performance by such Borrower of the Amended Credit Agreement that constitutes an Event of Default or an Unmatured Default with respect to such Borrower.
Section 5. Effect on the Loan Documents. The execution, delivery and effectiveness of this Amendment shall not, except as expressly set forth herein, operate as a waiver of any right, power or remedy of any Lender, Swing Line Lender or Fronting Bank or the Administrative Agent under the Credit Agreement or any other Loan Document, or constitute a waiver of any provision of the Credit Agreement or any other Loan Document. Except as expressly set forth herein, each of the Credit Agreement and the other Loan Documents is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. This Amendment shall constitute a Loan Document and shall be binding on the parties hereto and their respective successors and permitted assigns under the Amended Credit Agreement. Upon and after the execution of this Amendment by each of the parties hereto, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Credit Agreement.

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Section 6.    Costs, Expenses and Taxes. Each Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent, each Fronting Bank and each Swing Line Lender in connection with the preparation, execution, delivery and syndication administration of this Amendment and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out‑of‑pocket expenses of counsel for the Administrative Agent, the Fronting Banks and the Swing Line Lenders with respect thereto and with respect to advising the Administrative Agent, the Fronting Banks and each Swing Line Lender as to their rights and responsibilities under this Amendment. Each Borrower further agrees to pay on demand all reasonable out-of-pocket costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses of counsel), incurred by the Administrative Agent, the Fronting Banks, the Swing Line Lenders and the Lenders in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment, the Amended Credit Agreement and the other documents to be delivered hereunder, including, without limitation, counsel fees and expenses in connection with the enforcement of rights under this Section.
Section 7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
Section 8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
If you agree to the foregoing, please evidence such agreement by (i) executing and returning one counterpart of this Amendment by facsimile or e-mail to Meredith Grizzle Jetton (fax no. 212-556-2222; e-mail mjetton@kslaw.com) and (ii) executing and returning five original counterparts to this Amendment by overnight mail to King & Spalding LLP, 1185 Avenue of the Americas, New York, New York 10036, Attention: Meredith Grizzle Jetton.
[Remainder of page intentionally left blank.]

Very truly yours,

FIRSTENERGY SOLUTIONS CORP.

By /s/Steven R. Staub
Steven R. Staub
Vice President and Treasurer

ALLEGHENY ENERGY SUPPLY COMPANY, LLC

By /s/Steven R. Staub
Steven R. Staub
Vice President and Treasurer

Amendment to FES/Allegheny Credit Agreement Signature Page

The undersigned hereby agree to the foregoing:

JPMORGAN CHASE BANK, N.A., as Administrative Agent, as a Lender, as a Fronting Bank and as a Swing Line Lender

By /s/Peter Christensen
Name: Peter Christensen
Title: Vice President

Amendment to FES/Allegheny Credit Agreement Signature Page

BANK OF AMERICA, N.A., as a Lender, as a Fronting Bank and as a Swing Line Lender

By /s/Jerry Wells
Name: Jerry Wells
Title: Vice President

Amendment to FES/Allegheny Credit Agreement Signature Page

THE ROYAL BANK OF SCOTLAND PLC, as a Lender and as a Fronting Bank

By /s/Andrew Taylor
Name: Andrew Taylor
Title: Vice President

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Baclays Bank, PLC, as a Lender

By /s/Alicia Borys
Name: Alicia Borys
Title: Vice President

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Citibank, N.A., as a Lender and as a Fronting Bank

By /s/D. Scott McMurtry
Name: D. Scott McMurtry
Title: Vice President

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KeyBank National Association, as a Lender and as a Fronting Bank

By /s/Sherrie I. Manson
Name: Sherrie I. Manson
Title: Senior Vice President

Amendment to FES/Allegheny Credit Agreement Signature Page

The Bank of Tokyo-Mitsubishi UFJ, Ltd., as a Lender and as a Fronting Bank

By /s/Robert MacFarlane
Name: Robert Macfarlane
Title: Vice President

Amendment to FES/Allegheny Credit Agreement Signature Page

UNION BANK, N.A., as a Lender

By /s/Viet-Linh Fujitaki
Name: Viet-Linh Fujitaki
Title: Associate

Amendment to FES/Allegheny Credit Agreement Signature Page

The Bank of Nova Scotia, as a Lender and as a Fronting Bank

By /s/Thane Rattew
Name: Thane Rattew
Title: Managing Director

Amendment to FES/Allegheny Credit Agreement Signature Page

Goldman Sachs Bank USA, as a Lender

By /s/Mark Walton
Name: Mark Walton
Title: Authorized Signatory

Amendment to FES/Allegheny Credit Agreement Signature Page

Morgan Stanley Bank, N.A., as a Lender

By /s/Kelly Chin
Name: Kelly Chin
Title: Authorized Signatory

Amendment to FES/Allegheny Credit Agreement Signature Page

Credit Suisse AG, Cayman Islands Branch, as a Lender

By /s/Ari Bruger
Name: Ari Bruger
Title: Authorized Signatory

By /s/Tyler R. Smith
Name: Tyler R. Smith
Title: Authorized Signatory

Amendment to FES/Allegheny Credit Agreement Signature Page

BNP PARIBAS, as a Lender

By /s/Denis O’Meara
Name: Denis O’Meara
Title: Managing Director

By /s/Pasquale Perraglia
Name: Pasquale Perraglia
Title: Director

Amendment to FES/Allegheny Credit Agreement Signature Page

Royal Bank of Canada, as a Lender

By /s/Kyle Hoffman
Name: Kyle Hoffman
Title: Authorized Signatory

Amendment to FES/Allegheny Credit Agreement Signature Page

MIZUHO CORPORATE BANK, Ltd., as a Lender

By /s/Leon Mo
Name: Leon Mo
Title: Authorized Signatory

Amendment to FES/Allegheny Credit Agreement Signature Page

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By /s/James D. Weinstein
Name: James D. Weinstein
Title: Managing Director

Amendment to FES/Allegheny Credit Agreement Signature Page

Wells Fargo Bank, National Association, as a Lender and as a Fronting Bank

By /s/Allison Newman
Name: Allison Newman
Title: Director

Amendment to FES/Allegheny Credit Agreement Signature Page

U.S. Bank, N.A., as a Lender

By /s/Paul Morrison
Name: Mark Walton
Title: Senior Vice President

Amendment to FES/Allegheny Credit Agreement Signature Page

PNC Bank, National Association, as a Lender

By /s/Christian S. Brown
Name: Christian S. Brown
Title: Senior Vice President

Amendment to FES/Allegheny Credit Agreement Signature Page

The Bank of New York Mellon, as a Lender

By /s/Richard K. Fronapfel, Jr.
Name: Richard K. Fronapfel, Jr.
Title: Vice President

Amendment to FES/Allegheny Credit Agreement Signature Page

Canadian Imperial Bank of Commerce, New York Agency, as a Lender

By /s/Jonathan J. Kim
Name: Jonathan J. Kim
Title: Authorized Signatory

By /s/Eoin Roche
Name: Eoin Roche
Title: Authorized Signatory

Amendment to FES/Allegheny Credit Agreement Signature Page

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By /s/Darrell Stanley
Name: Darrell Stanley
Title: Managing Director

By /s/Sharada Manne
Name: Sharada Manne
Title: Managing Director

Amendment to FES/Allegheny Credit Agreement Signature Page

SOVEREIGN BANK N.A., as a Lender

By /s/William Maag
Name: William Maag
Title: Senior Vice President

Amendment to FES/Allegheny Credit Agreement Signature Page

COBANK, ACB, as a Lender

By /s/Josh Batchelder
Name: Josh Batchelder
Title: Vice President

Amendment to FES/Allegheny Credit Agreement Signature Page

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., NEW YORK BRANCH, as a Lender

By /s/Brian Crowley
Name: Brian Crowley
Title: Executive Director

By /s/Michael D’Anna
Name: Michael D’Anna
Title: Executive Director

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THE HUNTINGTON NATIONAL BANK, as a Lender

By /s/Brian H. Gallagher
Name: Brian H. Gallagher
Title: Senior Vice President

Amendment to FES/Allegheny Credit Agreement Signature Page

SCHEDULE I

List of Commitments and Lending Offices

Lender	Commitment Amount	Domestic Lending Office	Eurodollar Lending Office

JPMorgan Chase Bank, N.A.	$111,111,111.11	1111 Fannin, 10th Floor Houston, TX 77002-6925 Account Manager: Leslie Hill Phone: (713) 750-2318 Fax: (713) 427-6307 Email: Leslie.D.Hill@chase.com	Same as Domestic Lending Office

The Royal Bank of Scotland plc	$111,111,111.11	600 Washington Boulevard, Stamford, Connecticut 06901 Contact: John Ferrante Phone: (203) 897-7623 Fax: (203) 873-5300 Email: John.Ferrante@rbs.com Group Email: gbmnaagency@rbs.com	Same as Domestic Lending Office

Bank of America	$111,111,111.11	104 N. Tryon Street, Floor 17 Charlotte, NYC 28155-0001 Contact: Mike Mason Phone: (980) 683-1839 Fax: (980) 233-7196 Email: Michael.Mason@baml.com	Same as Domestic Lending Office

Barclays Bank PLC	$125,000,000.00	745 Seventh Avenue New York, NY 10019 Contact: Shawn Powers Phone: (201) 499-4850 Fax: (212) 510-8101 Email: shawn.powers@barclays.com Group Email: 12015108101@TLS.LDSPROD.com	Same as Domestic Lending Office

Citibank, N.A.	$111,111,111.11	399 Park Avenue, 16th Floor 5 New York, NY 10043 Contact: Loan Administration Phone: (302) 894-6053 Fax: (212) 994-0847 Email: GLOriginationOps@citi.com	Same as Domestic Lending Office

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Lender	Commitment Amount	Domestic Lending Office	Eurodollar Lending Office
KeyBank National Association	$126,111,111.11	124 Public Square Cleveland, OH 44114 Contact: Yvette Dyson-Owens Phone: (216) 689-4815 Email: Yvette_M_Dyson-Owens@KeyBank.com	Same as Domestic Lending Office

The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$55,555,555.56	1251 Avenue of the Americas New York, NY 10020-1104 Contact: Mr. Jamie Velez Phone: (201) 413-8586 Fax: (201) 521-2304	Same as Domestic Lending Office

Union Bank, N.A.	$55,555,555.56	445 S. Figueroa Street, 15th Floor Los Angeles, CA 90071 Contact: Commercial Loan Operations Fax: (800) 446-9951 Email: synd@unionbank.com	Same as Domestic Lending Office

The Bank of Nova Scotia	$111,111,111.11	1 Liberty Plaza New York, NY 10006 Contact: Mellissa McMillan Phone: (212) 225-5705 Fax: (212) 225-5709 Email: mellissa_mcmillian@scotiacapital.com	Same as Domestic Lending Office

Goldman Sachs Bank USA	$108,333,333.33	200 West Street New York, NY 10282 Contact: Operations Phone: (212) 902-1099 Fax: (212) 977-3966 Email: gs-sbd-admin-contacts@ny.email.gs.com	Same as Domestic Lending Office

Morgan Stanley Bank, N.A.	$108,333,333.33	1000 Lancaster Street Baltimore, MD 21202 Phone: (443) 627-4355 Fax: (718) 233-2140 Email: msloanservicing@morganstanley.com	Same as Domestic Lending Office

3

Lender	Commitment Amount	Domestic Lending Office	Eurodollar Lending Office
Credit Suisse AG, Cayman Islands Branch	$123,333,333.33	Eleven Madison Avenue New York, NY 10010 Contact: Vijaykumar Kalji Phone: +91 20 6673 4371 Fax: (866) 469-3871 Email: vijaykumar.kalji@credit-suisse.com	Same as Domestic Lending Office

BNP Paribas	$108,333,333.33	787 Seventh Avenue New York, NY 10019 Contact: Denis O’Meara Phone: (212) 471-8108 Fax: (212) 841-2745 Email: denis.omeara@us.bnpparibas.com	Same as Domestic Lending Office

Royal Bank of Canada	$108,333,333.33	Three World Financial Center, 5th Floor New York, NY 10281 Contact: Manager, Loans Administration Phone: (212) 428-6322 Fax: (212) 428-2372	Same as Domestic Lending Office

Mizuho Corporate Bank, Ltd.	$114,999,999.78	1251 Avenue of the Americas New York, NY 10020	Same as Domestic Lending Office

Sumitomo Mitsui Banking Corporation	$112,777,778.11	277 Park Avenue, 6th Floor New York, NY 10172 Contact: Delma Mitchell Phone: (212) 224-4387 Fax: (212) 224-4391 Email: Delma_C_Mitchell@smbcgroup.com	Same as Domestic Lending Office

Wells Fargo Bank, National Association	$111,111,111.11	301 S. College Street, 15th Floor MAC: D1053-150 Charlotte, NC 28202 Contact: Michelle P. Field Phone: (303) 863-2729 Email: Michelle.P.Field@wellsfargo.com	Same as Domestic Lending Office

U.S. Bank, N.A.	$92,777,777.78	National Corporate Banking CN-OH-W8 425 Wanut Street, 8th Floor Cincinnati, OH 45202 Contact: Eric Cosgrove Phone: (513) 632-3033 Fax: (513) 632-2068	Same as Domestic Lending Office

4

Lender	Commitment Amount	Domestic Lending Office	Eurodollar Lending Office
PNC Bank, National Association	$92,777,777.78	249 First Avenue Pittsburgh, PA 15222 Contact: Maja Kuljic Phone: (440) 546-7364 Fax: (877) 728-2851 Email: Pacticipationla8brv@pnc.com	Same as Domestic Lending Office

The Bank of New York Mellon	$92,777,777.78	1 Wall Street, 19th Floor New York, NY 10286 Contact: Amber Mierek Phone: (315) 765-4300 Fax: (315) 765-4782 Email: amber.mierek@bnymellon.com	Same as Domestic Lending Office

Canadian Imperial Bank of Commerce, New York Agency	$66,666,666.67	425 Lexington Avenue, 4th Floor New York, NY 10017 Contact: Angela Tom Phone: (416) 542-4446 Fax: (905) 948-1934 Email: Angela.Tom@cibc.ca	Same as Domestic Lending Office

Credit Agricole Corporate and Investment Bank	$84,999,999.67	1301 Avenue of the Americas New York, NY 10019 Contact: Dixon Schultz Phone: (713) 890-8607 Fax: (713) 890-8668 Email: dixon.schultz@ca-cib.com	Same as Domestic Lending Office

Sovereign Bank, N.A.	$66,666,666.67	75 State Street Boston, MA 02109 Contact: Roxaine Ovid Phone: (610) 988-1261 Fax: (484) 338-2831 Email: participations@sovereignbank.com	Same as Domestic Lending Office

CoBank, ACB	$87,222,222.44	5500 South Quebec Street Greenwood Village, CO 80111 Contact: Jisun Lee Phone: (303) 694-5938 Fax: (303) 740-4021 Email: agencybank@cobank.com	Same as Domestic Lending Office

5

Lender	Commitment Amount	Domestic Lending Office	Eurodollar Lending Office
Banco Bilbao Vizcaya Argentaria, S.A., New York Branch	$66,666,666.67	1345 Avenue of the Americas 45th Floor New York, NY 10105 Contact: C&I Banking Phone: (212) 728-2382 Fax: (212) 333-2926 Email: cibny@grupobbva.com	Same as Domestic Lending Office

The Huntington National Bank	$36,111,111.11	41 South High Street Columbus, OH 43215 Contact: Shefali Patel Phone: (614) 480-5677 Fax: (614) 480-2249 Email: Shefali.patel@huntington.com	Same as Domestic Lending Office

TOTAL	2,500,000,000.00

SCHEDULE VII

Specified Assets

1.
Net ownership transfer of up to 1,476 MW of coal-fired generation capacity to Monongahela Power Company (“MP”), consisting of MP’s acquisition of the remaining ownership of the Harrison Power Station from Allegheny and the sale of MP’s minority interest in the Pleasants Power Station to Allegheny

2.	Non-strategic assets consisting of the hydro assets specified below:

Asset	Type	Location
Bath County hydroelectric generation facility	Pump Storage	Warm Springs, VA*
Seneca Pumped Storage Project	Pump Storage	Kinzua Dam, Allegheny National Forrest
Lake Lynn	Run of River	Monongahela County, WV
Allegheny Lock & Dam 5 & 6	Run of River	Freeport, PA
PE Hydros	Run of River	Potomac & Shenandoah Rivers in VA and WV

* The disposition of the Bath County hydroelectric generation facility may be structured in a variety of ways, including as an asset sale by Allegheny Generating Company, a Subsidiary of Allegheny, or as a sale of equity interests in Allegheny Generating Company by its shareholders.

EXHIBIT A
Form of Opinion of Gina K. Gunning, Esq., Associate General Counsel of FE

[LETTERHEAD OF FIRSTENERGY CORP.]
May 8, 2013

To the Lenders party to the within-mentioned Credit Agreement,
JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders thereunder, the fronting banks party thereto and the swing line lenders party thereto

Re:        Amendment to Credit Agreement, dated as of May 8, 2013

Ladies and Gentlemen:
I am Associate General Counsel for FirstEnergy Service Company, and have acted as counsel to its affiliates, FirstEnergy Solutions Corp., an Ohio corporation (“FES”), and Allegheny Energy Supply Company, LLC, a Delaware limited liability company (“AE Supply”, and together with FES, the “Borrowers”, and each, a “Borrower”), in connection with the execution and delivery of the Amendment, dated as of May 8, 2013 (the “Amendment”), to the Credit Agreement, dated as of June 17, 2011 (as heretofore previously amended by the amendments, dated as of October 3, 2011 and May 8, 2012, and as so amended, the “Original Credit Agreement”, and as further amended by the Amendment, the “Credit Agreement”), by and among the Borrowers, the banks party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders thereunder, the fronting banks party thereto and the swing line lenders party thereto. Capitalized terms used but not defined in this letter have the meanings assigned to them in the Credit Agreement. This letter is being furnished to you at the request of the Borrowers pursuant to Section 3(a)(vi) of the Amendment. The Amendment, the Credit Agreement and the 2013 Amendment Fee Letter are sometimes referred to in this letter collectively as the “Loan Documents” and each individually as a “Loan Document”.
For purposes of this letter, I or persons under my supervision or control have reviewed executed originals or copies of executed originals of the Amendment and the agreements comprising the Original Credit Agreement. In addition, I or persons under my supervision or control have reviewed the Articles of Incorporation and Code of Regulations (as amended and restated, where applicable) of FES, the resolutions of the Board of Directors of FES and originals or copies of such other records, agreements, documents and other instruments and such certificates of public officials and of officers and representatives of FES, and have satisfied ourselves as to such other matters, I or persons under my supervision or control have considered relevant or necessary as a basis for this letter. In such review, I or persons under my supervision or control have assumed the authorization, execution and delivery of each document by, and the validity, binding nature and enforceability of each document against, each of the parties thereto (other than with respect to authorization, execution and delivery, FES), the genuineness of all signatures, the legal capacity of natural persons, the conformity to original documents of all documents submitted to me as copies (whether or not certified and including facsimiles) and the authenticity of such latter documents and of all documents submitted to me as originals. In particular, I or persons under my supervision or control, have reviewed and relied upon the in-house opinions and certificates of officials of the Company delivered in connection with the original authorization, execution and delivery of the Original Credit Agreement. As to various questions of fact relevant to this letter, I have relied, without independent investigation, upon certificates of public officials, certificates of officers of the Borrowers and representations and warranties of the Borrowers contained in the Credit Agreement.
I am a member of the Bar of the State of Ohio, and, for purposes of this letter, I do not hold myself out as an expert on the laws of any other jurisdiction. I express no opinion herein as to the application or effect of the laws of any jurisdiction other than the laws of the State of Ohio. The phrase “the laws of the State of Ohio” and similar phrases refers to the laws of the State of Ohio that are, in my experience, generally applicable to transactions of the type contemplated under the Credit Agreement, and specifically excludes (a) laws of any counties, cities, towns, municipalities and special political subdivisions and any agencies thereof; (b) zoning, land use, building code and construction laws; and (c) any antifraud, environmental, labor, tax, pension, employee benefit, antiterrorism, money laundering, insurance, antitrust, securities or intellectual property laws.
Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, I am of the opinion that:

1.
FES is a corporation existing and in good standing under the laws of the State of Ohio and has corporate power and authority to conduct its business and to own or lease, as the case may be, the properties owned or leased by it as described in the Disclosure Documents of or relating to FES.

2.	Each Loan Document has been authorized by all necessary corporate action of FES, and the Amendment and the 2013 Amendment Fee Letter have been executed and delivered by FES.

3.
No Governmental Action is or will be required under the laws of the State of Ohio in connection with the execution and delivery of the Amendment and the 2013 Amendment Fee Letter and the performance by FES of its obligations under the Loan Documents, other than (a) such Governmental Action as may be required as a condition to the exercise by FES of its rights under Section 2.06(b) or Section 2.07 of the Credit Agreement and (b) such Governmental Action as may be required after the date hereof in connection with the performance by FES of the covenants set forth in Sections 5.01(a) and (b) of the Credit Agreement.

4.
The execution and delivery by FES of the Amendment and the 2013 Amendment Fee Letter and the performance by FES of its obligations under the Loan Documents will not (a) violate or result in a default under the Organizational Documents of FES or (b) violate any applicable law of the State of Ohio.

Except as disclosed in the Disclosure Documents of or relating to any Borrower, to my knowledge, there is no litigation or governmental proceeding, pending or threatened, before any Ohio court, governmental agency or arbitrator that would reasonably be expected to have a material adverse effect on such Borrower’s ability to perform its obligations under the Loan Documents to which it is a party.

The opinions set forth herein are qualified in their entirety and subject to the following:
No examination has been made of, and no opinion is expressed as to the effect of, any zoning ordinance or permit pertaining to the authority of the Borrowers to operate their respective properties or conduct their respective businesses.
I also express no opinion with respect to the following:

(a)	the financial condition or solvency of any Borrower;

(b)
the compliance of the Amendment or any other Loan Document or the transactions contemplated thereby with, or the effect on any of the opinions expressed in this letter of the antifraud provisions of Federal and state securities laws, rules and regulations;

(c)	the compliance of the transactions contemplated by the Loan Documents with any regulations or governmental requirements applicable to any Person other than the Borrowers;

(d)	the financial ability of the Borrowers or the ability (financial or otherwise) of any other Person to meet its respective obligations under the Loan Documents;

(e)	the conformity of the Loan Documents to any term sheet or commitment letter;

(f)
any provision of any Loan Document that would, to the extent not permitted by applicable law, purport to grant, in connection with any legal proceedings, a “consent to jurisdiction” or “waiver of inconvenient forum,” insofar as such provision relates to federal courts (except as to the personal jurisdiction thereof); or

(g)
any provision of the Credit Agreement that would, to the extent not permitted by applicable law, purport to grant a waiver of trial by jury insofar as such provision is sought to be enforced in a federal court.

This letter and the matters addressed herein are as of the date hereof or such earlier date as is specified herein, and I undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Borrowers or any other Person or any other circumstance occurring after the date hereof. This letter is limited to the matters expressly stated herein, and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein.
I have assumed that no fraud, dishonesty, forgery, coercion, duress or breach of fiduciary duty exists or will exist with respect to any matter relevant to this letter. No examination has been made of, and no opinion is expressed as to the effect of, any zoning ordinance or permit pertaining to the authority of the Borrowers to own, lease or operate their properties or conduct their businesses.
This letter is limited to the matters expressly set forth herein, and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein.

This letter is solely for the benefit of the addressees hereof in connection with the transactions contemplated by the Loan Documents and may not be relied on by the addressees hereof for any other purpose or furnished or quoted to or relied on by any other Person (other than the permitted successors and assigns of such addressees under the Credit Agreement) for any purpose without my prior written consent; provided, however, a copy of this letter may be provided to (a) counsel for the addressees hereof, (b) your auditors and (c) regulatory agencies having jurisdiction over you.

Very truly yours,

Gina K. Gunning
Associate General Counsel for
FirstEnergy Service Company

EXHIBIT B
Form of Opinion of Akin Gump Strauss Hauer & Feld LLP

[LETTERHEAD OF AKIN GUMP STRAUSS HAUER & FELD LLP]

May 8, 2013
To the Lenders party to the within-mentioned Credit Agreement,
JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders thereunder, the fronting banks party thereto and the swing line lenders party thereto

Re:    Amendment to Credit Agreement, dated as of May 8, 2013
Ladies and Gentlemen:
We have acted as special New York counsel to FirstEnergy Solutions Corp., an Ohio corporation (“FES”), and Allegheny Energy Supply Company, LLC, a Delaware limited liability company (“AE Supply”, and together with FES, the “Borrowers”, and each, a “Borrower”), in connection with the execution and delivery of the Amendment, dated as of May 8, 2013 (the “Amendment”) to the Credit Agreement, dated as of June 17, 2011 (as heretofore previously amended by the amendments, dated as of October 3, 2011 and May 8, 2012, and as so amended, the “Original Credit Agreement”, and as further amended by the Amendment, the “Credit Agreement”), by and among the Borrowers, the banks party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders thereunder, the fronting banks party thereto and the swing line lenders party thereto. Capitalized terms used but not defined in this letter have the meanings assigned to them in the Credit Agreement. This letter is being furnished to you at the request of the Borrowers pursuant to Section 3(a)(vii) of the Amendment. The Amendment, the Credit Agreement and the 2013 Amendment Fee Letter are sometimes referred to in this letter collectively as the “Loan Documents” and each individually as a “Loan Document”.
The document listed on Schedule I hereto is hereinafter referred to in this letter as the “Certificate of Good Standing.”
In connection with this letter, we have reviewed executed originals or copies of executed originals of the Certificate of Good Standing, the Amendment and the agreements comprising the Original Credit Agreement. We also have reviewed copies of the Approvals and originals or certified copies of such corporate and company records of each Borrower and other certificates and documents of officials of each Borrower and certain of their affiliates, public officials and others as we have deemed appropriate for purposes of this letter, and relied upon them to the extent we deem appropriate. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials, certificates of officers of each Borrower and representations and warranties of each Borrower contained in the Loan Documents. In addition, we have made no inquiry of any Borrower or any other Person (including Governmental Authorities) regarding any judgments, orders, decrees, franchises, licenses, certificates, registrations, permits or

To the Lenders party to the within-mentioned Credit Agreement,
JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders thereunder, the fronting banks party thereto and the swing line lenders party thereto
May 8, 2013

other public records or agreements to which any Borrower is a party other than those described herein, and our knowledge of any such matters is accordingly limited.
We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies. We also have assumed (a) the due organization, valid existence and good standing under the laws of its jurisdiction of incorporation of each party to each Loan Document (other than, with respect to valid existence and good standing, AE Supply), (b) the legal capacity of natural persons, (c) the corporate or other power and due authorization of each Person not a natural person (other than AE Supply) to execute, deliver and perform its obligations under each Loan Document to which it is a party, (d) the due execution and delivery of each Loan Document by all parties thereto (other than AE Supply), (e) that each Loan Document constitutes the valid and binding obligation of each party thereto (other than the Borrowers), enforceable against such party in accordance with its terms, (f) that the execution, delivery and performance by each party to the Loan Documents (other than AE Supply) do not, and will not, require the consent or approval of its shareholders or members, as the case may be, other than such consents and approvals as have been duly obtained, given or accomplished and are in full force and effect, and will not result in a breach or violation of any provision of its Organizational Documents, (g) that the execution, delivery and performance by any party to the Loan Documents will not result in (i) a breach of or constitute a default under any agreement or instrument to which it is a party (other than those of the Borrowers listed on Schedule II and Schedule III hereto) or (ii) a violation of any law (other than, in the case of any Borrower, any Included Law (as defined herein)) or any order, rule, regulation or determination of any Governmental Authority applicable to it (other than, in the case of any Borrower, its Approval), (h) that all required Governmental Action (other than, in the case of any Borrower, under any Included Law) for the execution and delivery by each party to any Loan Document, the performance by it of its obligations thereunder or the consummation by it of any transaction contemplated thereby have been obtained or taken and (i) notwithstanding any provision contained in any agreement or instrument listed on Schedule II and Schedule III hereto selecting any law other than the laws of the State of New York as the governing law thereof, such agreement or instrument is governed by the laws of the State of New York.
In addition, we also have assumed that, other than the Amendment, there are no documents or agreements (whether oral or written) between the parties that in any way supplement, modify, amend, alter, conflict with, terminate or revoke the terms of the Original Credit Agreement. We also have assumed that the terms of the Original Credit Agreement remain in full force and effect (except as amended pursuant to the Amendment) and that no course of dealing or other acts or omissions by the parties to the Original Credit Agreement have occurred that would impair in any respect the enforceability of the Original Credit Agreement in accordance with its terms.
Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.
AE Supply is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has the limited liability company power and authority to execute and deliver the Amendment and the 2013 Amendment Fee Letter and perform its obligations under the Loan Documents.

2.	The execution and delivery of the Amendment and the 2013 Amendment Fee Letter by AE Supply and the performance by AE Supply of its obligations under the Loan

To the Lenders party to the within-mentioned Credit Agreement,
JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders thereunder, the fronting banks party thereto and the swing line lenders party thereto
May 8, 2013

Documents have been duly authorized by all necessary limited liability company action on the part of AE Supply.

3.	Each of the Amendment and the 2013 Amendment Fee Letter has been duly executed and delivered by AE Supply.

4.	Each Loan Document constitutes a valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms.

5.
No Governmental Action is or will be required under any Included Law for the due execution and delivery by the Borrowers of the Amendment and the 2013 Amendment Fee Letter or the performance by the Borrowers of their respective obligations under the Loan Documents, other than (i) the Approvals, each of which is in full force and effect as of the date hereof, and (ii) such Governmental Action as may be required after the date hereof in connection with the performance by the Borrowers of the covenants set forth in Sections 5.01(a) and (b) of the Credit Agreement.

6.
The execution and delivery by the Borrowers of the Amendment and the 2013 Amendment Fee Letter and the performance by the Borrowers of their respective obligations under the Loan Documents do not (i) with respect to AE Supply only, violate the Organizational Documents of AE Supply listed on Schedule IV, (ii) result in a violation of any law, rule or regulation of any Included Law, (iii) violate the Approvals, or (iv) result in a breach of or constitute a default under, or result in the creation or imposition of any Lien upon any property of any Borrower pursuant to, any agreement or instrument of AE Supply listed on Schedule II hereto or FES listed on Schedule III hereto.

The opinions set forth herein are qualified in their entirety and subject to the following:
A.We express no opinion as to the Laws (as defined below) of any jurisdiction other than the Included Laws. We have made no special investigation or review of any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”), other than a review of (i) the Laws of the State of New York, (ii) the Delaware Limited Liability Company Act, as amended, and (iii) the Federal Laws of the United States of America. For purposes of this letter, the term “Included Laws” means the items described in (a) clause (ii) of the preceding sentence and (b) clauses (i) and (iii) of the preceding sentence that are, in our experience, normally applicable to transactions of the type contemplated by the Loan Documents. The term Included Laws specifically excludes (i) Laws of any counties, cities, towns, municipalities and special political subdivisions and any agencies thereof; (ii) zoning, land use, building code and construction Laws; (iii) Federal Reserve Board margin regulations; and (iv) any antifraud, environmental, labor, tax, pension, employee benefit, antiterrorism, money laundering, investment company, insurance, antitrust, securities or intellectual property Laws.
B.When used in this letter, the phrases “known to us”, “to our knowledge” and similar phrases (i) mean the conscious awareness of facts or other information by (a) the lawyer in our firm who signed this letter, (b) any lawyer in our firm actively involved in negotiating and preparing the

To the Lenders party to the within-mentioned Credit Agreement,
JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders thereunder, the fronting banks party thereto and the swing line lenders party thereto
May 8, 2013

Loan Documents and (c) solely as to information relevant to a particular opinion, issue or confirmation regarding a particular factual matter, any lawyer in our firm who is primarily responsible for providing the response concerning that particular opinion, issue or confirmation; and (ii) do not require or imply (a) any examination of this firm’s, any such lawyer’s or any other Person’s files, (b) that any inquiry be made of the client, any lawyer (other than the lawyers described above) or any other Person or (c) any review or examination of any agreements, documents, certificates, instruments or other papers (including, but not limited to, the exhibits and schedules to the Loan Documents and the various papers referred to in or contemplated by the Loan Documents and the respective exhibits and schedules thereto) other than the Loan Documents, the company records referred to in the third paragraph of this letter and the agreements and instruments of the Borrowers listed on Schedule II, Schedule III and Schedule IV hereto.
C.The opinion expressed in paragraph 1 herein as to the valid existence and good standing of AE Supply is given solely on the basis of the Certificate of Good Standing and speaks only as of the date thereof rather than the date hereof. Such opinion is limited to the meaning ascribed to such Certificate of Good Standing by the Delaware Secretary of State and applicable Law.
D.The opinions expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally from time to time in effect; (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); (iii) principles of commercial reasonableness and unconscionability and an implied covenant of good faith and fair dealing; (iv) the power of the courts to award damages in lieu of equitable remedies; and (v) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution. Although it appears that the requirements of Section 5-1401 of the New York General Obligations Law have been met, we express no opinion on whether the choice of law provision in Section 8 of the Amendment or Section 8.09 of the Credit Agreement would raise any issues under the United States constitution or in equity that would affect whether courts in New York would enforce the choice of New York law to govern the Amendment or the Credit Agreement. We also have assumed that the choice of law of the State of New York as the governing law of the Amendment and the Credit Agreement would not result in a violation of an important public policy of another state having greater contacts with the transactions contemplated by the Loan Documents than the State of New York.
E.This letter and the matters addressed herein are as of the date hereof or such earlier date as is specified herein, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in the law, a change in any fact relating to any Borrower or any other Person or any other circumstance occurring after the date hereof. This letter is limited to the matters expressly stated herein, and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein.
F.We have assumed that no fraud, dishonesty, forgery, coercion, duress or breach of fiduciary duty exists or will exist with respect to any matter relevant to this letter.
G.We express no opinion as to (i) the financial condition or solvency of any Borrower; (ii) the compliance of the Loan Documents or the transactions contemplated thereby with, or the

To the Lenders party to the within-mentioned Credit Agreement,
JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders thereunder, the fronting banks party thereto and the swing line lenders party thereto
May 8, 2013

effect on any of the opinions expressed herein of, the antifraud provisions of Federal and state securities Laws; (iii) the compliance of the transactions contemplated by the Loan Documents with any Laws applicable to any Person other than the Borrowers; (iv) the ability (financial or otherwise) of any Borrower or any other Person to meet its obligations under the Loan Documents; (v) the conformity of the Loan Documents to any term sheet or commitment letter; or (vi) any provision of any Loan Document that would, to the extent not permitted by applicable Law, restrict, waive access to or vary legal or equitable remedies or defenses (including, but not limited to, a right to notice of and hearing on matters relating to prejudgment remedies, service of process, proper jurisdiction and venue, forum non conveniens and the right to trial by jury) or the right to collect damages (including, but not limited to, actual, consequential, special, indirect, incidental, exemplary and punitive damages). In addition, we express no opinion as to any breach of or default under any agreement or instrument of AE Supply listed on Schedule II hereto or FES listed on Schedule III hereto to the extent any such breach or default is determined by reference to any numerical ratio (financial or otherwise), borrowing base calculation, percentage or dollar amount limitation or other financial, accounting or similar calculation or determination.
H.For purposes of this letter, the phrase “transactions of the type contemplated by the Loan Documents” and similar phrases mean (i) the making of Advances and the issuance of Letters of Credit by the Lenders party to the Credit Agreement and (ii) the performance by the Borrowers of their respective obligations under the Loan Documents.
I.This letter is solely for your benefit, and no other Person (other than your permitted successors and assigns under the Credit Agreement) shall be entitled to rely upon this letter. Without our prior written consent, this letter may not be quoted, in whole or in part, or otherwise referred to in any document and may not be furnished or otherwise disclosed to or used by any other Person; provided, however, a copy of this letter may be provided to (i) counsel for the addressees hereof, (ii) your auditors and (iii) regulatory agencies having jurisdiction over you.
Very truly yours,
AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

SCHEDULE I
CERTIFICATE OF GOOD STANDING
Certificate of Good Standing of AE Supply, issued by the Secretary of State of the State of Delaware on May 6, 2013.

SCHEDULE II
Allegheny Energy Supply Company, LLC Reviewed Agreements

(a)
Indenture, dated as of April 8, 2002, between Allegheny Energy Supply Company, LLC (“AE Supply”) and Wells Fargo Bank, N.A. (as successor to Bank One Trust Company, N.A.), as Trustee, as amended and supplemented by the Second Supplemental Indenture, dated as of October 1, 2009, between AE Supply and Wells Fargo Bank, N.A. and the Third Supplemental Indenture, dated as of October 1, 2009, between AE Supply and Wells Fargo Bank, N.A. and the outstanding senior notes issued thereunder; and

(b)
Fourth Amended and Restated Non-Utility Money Pool Agreement, dated as of January 10, 2013, by and among FirstEnergy Corp., FirstEnergy Service Company, Allegheny Energy, Inc., AE Supply, FirstEnergy Fiber Holdings Corp., FirstEnergy Nuclear Operating Company, FES (for itself and its subsidiaries), FirstEnergy Generation, LLC (for itself and its subsidiary) (f/k/a FirstEnergy Generation Corp.) (“FG”), FirstEnergy Nuclear Generation, LLC (f/k/a FirstEnergy Nuclear Generation Corp.) (“NG”), FirstEnergy Ventures Corp. (for itself and its subsidiaries), FirstEnergy Transmission, LLC (f/k/a Allegheny Energy Transmission, LLC), FELHC, Inc., FirstEnergy Properties, Inc., GPU Nuclear, Inc., OES Ventures, Incorporated and The Toledo Edison Capital Corporation.

SCHEDULE III
FirstEnergy Solutions Corp. Reviewed Agreements

(a)	Guaranty, dated as of March 26, 2007, by FirstEnergy Solutions Corp. (“FES”) on behalf of FG;

(b)	Guaranty, dated as of March 26, 2007, by FES on behalf of NG;

(c)
Each of the Participation Agreements, dated as of June 26, 2007, among FirstEnergy Generation Corp., as Lessee, FES, as Guarantor, the applicable trust, as Lessor, U.S. Bank Trust National Association, as Trust Company, the applicable owner participant, The Bank of New York Trust Company, N.A., as Indenture Trustee, and The Bank of New York Trust Company, N.A., as Pass Through Trustee, and the other Operative Documents (as defined therein) to which FES is a party, all relating to the sale and leaseback of undivided interests in Bruce Mansfield Plant, Unit 1.

(d)
Indenture, dated as of August 1, 2009, between FES and The Bank of New York Mellon Trust Company, N.A., as Trustee, as supplemented by the First Supplemental Indenture, dated as of August 1, 2009, and the outstanding senior notes issued thereunder; and

(e)
Fourth Amended and Restated Non-Utility Money Pool Agreement, dated as of January 10, 2013, by and among FirstEnergy Corp., FirstEnergy Service Company, Allegheny Energy, Inc., AE Supply, FirstEnergy Fiber Holdings Corp., FirstEnergy Nuclear Operating Company, FES (for itself and its subsidiaries), FG (for itself and its subsidiary), NG, FirstEnergy Ventures Corp. (for itself and its subsidiaries), FirstEnergy Transmission, LLC (f/k/a Allegheny Energy Transmission, LLC), FELHC, Inc., FirstEnergy Properties, Inc., GPU Nuclear, Inc., OES Ventures, Incorporated and The Toledo Edison Capital Corporation.

SCHEDULE IV
Organizational Documents of Allegheny Energy Supply Company, LLC

(a)	Certificate of Formation, effective as of November 12, 1999, of AE Supply; and

(b)	Fifth Amended and Restated Limited Liability Company Agreement, effective as of September 4, 2003, of AE Supply, as most recently amended on February 28, 2012.

EXHIBIT C
Form of Opinion of
Special New York Counsel to the Administrative Agent

May 8, 2013
JPMorgan Chase Bank, N.A., as administrative agent, the fronting banks, the swing line lenders and the lenders party to the Credit Agreement referred to below
Re:    FirstEnergy Solutions Corp. and Allegheny Energy Supply Company, LLC
Ladies and Gentlemen:
We have acted as special New York counsel to JPMorgan Chase Bank, N.A., individually and as administrative agent (the “Administrative Agent”), in connection with the preparation, execution and delivery of the Amendment, dated as of May 8, 2013 (the “2013 Amendment”), to the Credit Agreement, dated as of June 17, 2011 (the “Original Credit Agreement”, and as amended by the Amendment, dated as of October 3, 2011 (the “2011 Amendment”), the Amendment, dated as of May 8, 2012 (the “2012 Amendment”) and the 2013 Amendment, the “Credit Agreement”), among FirstEnergy Solutions Corp., an Ohio corporation (“FES”), Allegheny Energy Supply Company, LLC, a Delaware limited liability Company (“Allegheny”, and together with FES, the “Borrowers”), the Administrative Agent, the fronting banks party thereto, the swing line lenders party thereto and the lenders party thereto. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined. This opinion letter is being delivered pursuant to Section 3(a)(vii) of the 2013 Amendment.
In that connection, we have examined (i) counterparts of the 2013 Amendment, executed by the Borrowers, the Lenders party thereto, the Swing Line Lenders, the Fronting Banks and the Administrative Agent, (ii) counterparts of the 2012 Amendment, executed by the Borrowers, the Lenders party thereto, the Swing Line Lenders, the Fronting Banks and the Administrative Agent, (iii) counterparts of the 2011 Amendment, executed by the Borrowers and the Majority Lenders, (iv) counterparts of the Original Credit Agreement (together with the 2013 Amendment, the 2012 Amendment and the 2011 Amendment, the “Opinion Documents”), executed by the Borrowers, the Lenders party thereto, the Swing Line Lenders, the Administrative Agent and the Fronting Banks, and (iv) the other documents furnished to the Administrative Agent pursuant to Section 3(a) of the 2013 Amendment, including (without limitation) the opinions of Gina K. Gunning, Esq., Associate General Counsel of FE and counsel to the Borrowers, and Akin Gump Strauss Hauer & Feld LLP, special counsel to the Borrowers (collectively, the “Borrowers’ Counsel Opinions”).
In our examination of the documents referred to above, we have assumed the authenticity of all such documents submitted to us as originals, the genuineness of all signatures, the due authority

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of the parties executing such documents and the conformity to the originals of all such documents submitted to us as copies. We have also assumed that each of the Lenders, the Swing Line Lenders, the Fronting Banks and the Administrative Agent has duly executed and delivered, with all necessary power and authority (corporate and otherwise), each Opinion Document to which such Person is stated to be a party. We have further assumed that you have evaluated, and are satisfied with, the creditworthiness of the Borrowers and the business and financial terms evidenced by the Loan Documents.
To the extent that our opinions expressed below require conclusions as to, or otherwise involve or relate to, matters of law that are governed by laws other than the law of the State of New York, we have assumed without independent investigation or inquiry the correctness of all opinions as to such matters set forth in the Borrowers’ Counsel Opinions, and our opinions expressed below are subject to the same assumptions, qualifications and limitations with respect to such matters as set forth in the Borrowers’ Counsel Opinions. As to matters of fact, we have relied solely upon the documents we have examined as described above and have made no independent investigation or inquiry to confirm any such matters. We note that we do not represent the Borrowers, and accordingly, are not privy to the nature or character of their business. Accordingly, for purposes of rendering the opinions below we have assumed that the Borrowers are subject only to statutes, rules, regulations, judgments, orders and other requirements of law generally applicable to general business corporations doing business in the State of New York.
Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

(i)
Each of the 2013 Amendment and the Credit Agreement is the legal, valid and binding obligation of each Borrower that is a party thereto enforceable against such Borrower in accordance with their respective terms.

(ii)
While we have not independently considered the matters covered by the Borrowers’ Counsel Opinions to the extent necessary to enable us to express the conclusions stated therein, each of the Borrowers’ Counsel Opinions and the other documents furnished to the Administrative Agent pursuant to Section 3(a) of the 2013 Amendment are substantially responsive to the corresponding requirements set forth in Section 3(a) of the 2013 Amendment pursuant to which the same have been delivered.

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Our opinions are subject to the following qualifications:

(a)
Our opinion in paragraph (i) above is subject to the effect of any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar law affecting creditors’ rights generally.

(b)
Our opinion in paragraph (i) above is subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(c)
We note further that, in addition to the application of equitable principles described above, courts have imposed an obligation on contracting parties to act reasonably and in good faith in the exercise of their contractual rights and remedies, and may also apply public policy considerations in limiting the right of parties seeking to obtain indemnification under circumstances where the conduct of such parties in the circumstances in question is determined to have constituted negligence.

(d)
We express no opinion herein as to (i) Section 8.06 of the Credit Agreement, (ii) the enforceability of provisions purporting to grant to a party conclusive rights of determination, (iii) the availability of specific performance or other equitable remedies, (iv) the enforceability of rights to indemnity under Federal or state securities laws and (v) the enforceability of waivers by parties of their respective rights and remedies under law.

(e)
Our opinion in paragraph (i) is limited to the law of the State of New York and the Federal law of the United States, and we do not express any opinion herein concerning any other law. Without limiting the generality of the foregoing, we express no opinion as to the effect of the law of any jurisdiction other than the State of New York wherein any Lender may be located or wherein enforcement of the Credit Agreement may be sought that limits the rates of interest legally chargeable or collectible.

(f)
In connection with any provision of the Credit Agreement whereby any Borrower submits to the jurisdiction of any court of competent jurisdiction, we note the limitations of 28 U.S.C. §§1331 and 1332 on Federal court of jurisdiction.

This opinion letter speaks only as of the date hereof, and we expressly disclaim any responsibility to advise you of any development or circumstance, including changes of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein. This opinion letter is furnished to the addressees hereof solely in connection with the transactions contemplated by the Credit Agreement, is solely for the benefit of the addressees hereof and may not be relied upon by any other Person or for any other purpose without our prior written consent. Notwithstanding the foregoing, this opinion letter may be relied upon by any Person that becomes a Lender after the date hereof in accordance with the provisions of the Credit Agreement as if this

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opinion letter were addressed and delivered to such Person on the date hereof. Any such reliance must be actual and reasonable under the circumstances existing at the time such Person becomes a Lender, taking into account any changes in law or facts and any other developments known to or reasonably knowable by such Person at such time.
Very truly yours,

AHC:kty:mgj